Exhibit 8

SUBSIDIARIES, ASSOCIATED COMPANIES AND OTHER INVESTMENTS

as of December 31, 2003

Name and location of company
I. AFFILIATED COMPANIES
GERMANY
SAP Deutschland AG & Co. KG, Walldorf
SAP Systems Integration AG, Dresden
SAP Retail Solutions GmbH & Co., St. Ingbert
Steeb Anwendungssysteme GmbH, Abstatt
SAP Hosting AG & Co. KG, St. Leon-Rot
DCW Software Deutschland GmbH, Mannheim
DCW Software Deutschland AG & Co. KG, Mannheim
SPM Technologies Deutschland GmbH, Berlin
DCW Software F+E GmbH, Mannheim
SAP Beteiligungs GmbH, Walldorf
SAP Portals Europe GmbH, Walldorf
SAP Software Holding GmbH, St. Ingbert
SAP Hosting Beteiligungs GmbH, St. Leon-Rot
SAP Retail Solutions Beteiligungsgesellschaft mbH, Walldorf
SAP Investment- und Beteiligungs GmbH, Walldorf
eSAP Beteiligungs GmbH, Walldorf
SAP Portals Holding Beteiligungs GmbH, Walldorf
sky7home GmbH, Walldorf
SAP Beteiligungsverwaltungs GmbH, Walldorf
SAP SI Consulting GmbH, Walldorf
PHANTOM-plus Vermögensverwaltungs-GmbH, Walldorf
REST OF EUROPE, MIDDLE EAST, AFRICA
SAP (UK) Limited, Feltham/Great Britain
SAP (Schweiz) AG, Biel/Switzerland
SAP FRANCE S.A., Paris/France
S.A.P. ITALIA Sistemi, applicazioni, prodotti in data processing s.p.a., Milan/Italy
SAP Nederland B.V., ’s-Hertogenbosch/The Netherlands
SAP Österreich GmbH, Vienna/Austria
SAP España Sistemas, Aplicaciones y Productos en la Informática, S.A., Madrid/Spain
SYSTEMS APPLICATIONS AND PRODUCTS IN DATA PROCESSING (NV SAP BELGIUM SA), Brussels/Belgium
SAP Danmark A/S, Copenhagen/Denmark
SAP Svenska Aktiebolag, Stockholm/Sweden
Systems Applications Products (Africa) (Pty) Ltd, Woodmead/South Africa
SAP ČR, spol. s.r.o., Praha/Czech Republic
LLC “SAP C.I.S. and Baltic States”, Moscow/Russia
SAP Finland Oy, Espoo/Finland
SAP Portals Israel Ltd., Ra’anana/Israel
SAP Portugal — Sistemas, Aplicações e Produtos Informáticos, Sociedade Unipessoal, Lda., Paço d ´Arços/Portugal
SAP Public Services (Pty) Ltd., Woodmead /South Africa
SAP Norge AS, Lysaker/Norway
SAP SSC (Ireland) Limited, Dublin/Ireland
SAP Hungary Rendszerek, Alkalmazások és Termékek az Adatfeldolgozásban Informatikai Kft., Budapest/Hungary
SAP Polska Sp. z.o.o., Warsaw/Poland
SAP Hellas “Systems Application and Data Processing S.A.”, Athens/Greece
SAP Slovensko s.r.o., Bratislava/Slovakia
SAP Labs France S.A., Mougins/France
SAP Türkiye Yazilim Üretim ve Tic. A.S., Istanbul/Turkey
SAP Ireland Limited, Dublin/Ireland
SAP sistemi, aplikacije in produkti za obdelavo podatkov d.o.o., Ljubljana/Slovenia
SAP Systems Integration (Schweiz) AG, Regensdorf/Switzerland
SAP Manage Ltd., Tel Aviv/Israel
SAP Labs Israel Ltd., Herzliya/Israel
LLC “SAP Ukraine”, Kiev/Ukraine
SAP Labs Bulgaria EOOD, Sofia/Bulgaria
SAP d.o.o., Zagreb/Croatia
SAP BULGARIA LTD, Sofia/Bulgaria
SAP CYPRUS LTD, Nicosia/Cyprus
Systems Applications Products Nigeria Ltd, Lagos/Nigeria
SAP Kazakhstan LLP, Almaty/Kazakhstan
Ithinqcom (Pty) Ltd., Woodmead/South Africa
Ambin Properties (Pty) Ltd., Woodmead/South Africa

SAP Portals Nederland B.V., ’s-Hertogenbosch/The Netherlands
KGM 46 Investments (Pty) Limited i.L., Woodmead/South Africa
SAP Public Services BEE Investment Trust (Pty) Ltd, Woodmead/South Africa
SAP Portals UK Limited, Feltham/Great Britian
AMERICAS
SAP America, Inc., Newtown Square/USA
SAP Public Services, Inc., Washington D.C./USA
SAP Canada Inc., Toronto/Canada
SAP Labs, LLC, Palo Alto/USA
SAP Brasil Ltda., Sao Paulo/Brazil
SAP México, S.A. de C.V., Mexico City/Mexico
SAP Global Marketing Inc., Wilmington/USA
SAP ANDINA Y DEL CARIBE C.A., Caracas/Venezuela
SAP ARGENTINA S.A., Buenos Aires/Argentina
SAP Systems Integration America, LLC., Atlanta/USA
SAP International, Inc., Miami/USA
SAP Properties, Inc., Newtown Square/USA
SAP Systems Integration America Holding, Inc., Newtown Square/USA
SAP Investments, Inc., Wilmington/USA
SAP GOVERNMENT SUPPORT AND SERVICES, INC., Wilmington/USA
SAP Financial Inc., Toronto/Canada
ASIA, PACIFIC
SAP JAPAN Co., Ltd., Tokyo/Japan
SAP AUSTRALIA PTY LTD, Sydney/Australia
SAP Asia Pte. Ltd., Singapore
SAP INDIA SYSTEMS, APPLICATIONS AND PRODUCTS IN DATA PROCESSING PRIVATE LIMITED, Bangalore/India
SAP (Beijing) Software System Co., Ltd., Beijing/China
SAP Korea Limited, Seoul/Korea
SAP MALAYSIA SDN. BHD., Kuala Lumpur/Malaysia
SAP NEW ZEALAND LIMITED, Auckland/New Zealand
SAP SYSTEMS, APPLICATIONS AND PRODUCTS IN DATA PROCESSING (THAILAND) LTD., Bangkok/Thailand
SAP Labs India Private Limited, Bangalore/India
SAP HONG KONG CO. LIMITED, Taikoo Shing/Hong Kong
SAP Taiwan Co., Ltd., Taipei/Taiwan
PT SAP Indonesia, Jakarta/Indonesia
SAP Philippines, Inc., Makati City/Philippines
SAP Markets Asia Pacific Solutions Pte Ltd, Singapore
SAP India (Holding) Pte Ltd, Singapore
II. ASSOCIATED COMPANIES
Commerce One, Inc., San Francisco/USA
Global Virtual Marketplace GmbH, Munich/Germany
Pandesic LLC i.L., Newtown Square/USA
Procument Negócios Eletrônicos S.A., Rio de Janeiro/Brazil
Garderos Software Innovations, Munich/Germany
III. OTHER INVESTMENTS (ownership 5 or more percent)
ABACO P.R., Inc., Alpharetta/USA
Apriso Corp., Long Beach/USA
Buildpoint Corp., Redwood Shores/USA
CABC, Inc., Dallas/USA
Catalyst International, Inc., Milwaukee/USA
cc-chemplorer Ltd., Dublin/Ireland
CenTrade, a.s., Prague/Czech Republik
CPGmarket.com S.A., Geneva/Switzerland
Datria Systems, Inc., Englewood/USA
Deutsches Forschungszentrum für Künstliche Intelligenz GmbH, Kaiserslautern/Germany
e-millenium 1 GmbH & Co. KG, Munich/Germany
Grau Data Storage AG, Schwäbisch Gmünd/Germany
Human Resource Management & Consulting Co., Ltd., Tokyo/Japan
imc information multimedia communication AG, Saarbrücken/Germany
IndX Software, Inc., Aliso Viejo/USA